UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2025

OLD POINT FINANCIAL CORPORATION

 (Exact name of registrant as specified in its charter)

Virginia	000-12896	54-1265373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Queen Street

Hampton, Virginia 23669

(Address of principal executive offices)  (Zip Code)

(757) 728-1200

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 par value	OPOF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Old Point Financial Corporation (the “Company”) held a special meeting of shareholders (the “Special Meeting”) on July 2, 2025 at 10:00 a.m., Eastern Time, to consider and vote on proposals related to the proposed merger of each of the Company and The Old Point National Bank of Phoebus (“Old Point National Bank”) with and into TowneBank (the “Merger”), with TowneBank surviving the Merger. There were 5,105,029 shares of the Company’s common stock outstanding on the record date and entitled to vote at the Special Meeting, and 4,020,626 shares were represented in person or by proxy, which constituted a quorum to conduct business at the Special Meeting.

At the Special Meeting, the Company shareholders voted on four proposals, as described in the definitive proxy statement filed by the Company with the U.S. Securities and Exchange Commission on May 27, 2025, which included an offering circular of TowneBank with respect to shares of TowneBank common stock to be issued in connection with the Merger (the “proxy statement/offering circular”). The proxy statement/offering circular was first mailed to the Company’s shareholders on or about May 29, 2025.

The Company’s shareholders approved each of the proposals. The final voting results for each proposal were as follows:

Proposal 1 – The Merger Proposal

The Company’s shareholders approved the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 2, 2025, by and among TowneBank, the Company and Old Point National Bank, including the related plan of merger, pursuant to which the Company will merge with and into TowneBank, and immediately thereafter and contemporaneously therewith, Old Point National Bank will merge with and into TowneBank, with TowneBank surviving the Merger. The following is a tabulation of the voting results on Proposal 1:

For	Against	Abstain	Broker Non-Vote
3,897,638	86,064	36,924	0

Proposal 2 – The Amendment of the Company’s Articles of Incorporation Proposal

The Company’s shareholders approved an amendment to the Company’s articles of incorporation, in the form set forth in Annex B to the proxy statement/offering circular, to facilitate the merger of the Company with and into TowneBank. The following is a tabulation of the voting results on Proposal 2:

For	Against	Abstain	Broker Non-Vote
3,918,767	87,014	14,845	0

Proposal 3 – The Executive Compensation Proposal

The Company’s shareholders approved, in an advisory (non-binding) vote, the Merger-related compensation payments that will or may be paid to the named executive officers of the Company in connection with the Merger as disclosed in the proxy statement/offering circular. The following is a tabulation of the voting results on Proposal 3:

For	Against	Abstain	Broker Non-Vote
3,403,490	525,182	91,954	0

Proposal 4 – The Adjournment Proposal

The Company’s shareholders approved a proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment or postponement, there are not sufficient votes to approve Proposal 1 or Proposal 2 or to ensure that any supplement or amendment to the proxy statement/offering circular is timely provided to holders of Old Point common stock. The adjournment of the Special Meeting was not necessary because the Company’s shareholders approved Proposal 1 and Proposal 2. The following is a tabulation of the voting results on Proposal 4:

For	Against	Abstain	Broker Non-Vote
3,910,126	101,353	9,147	0

Item 7.01	Regulation FD Disclosure.

On July 2, 2025, the Company issued a press release announcing the results of the Special Meeting held on July 2, 2025. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 2, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD POINT FINANCIAL CORPORATION
(Registrant)

	By:	/s/ Robert F. Shuford Jr.
	Name:	Robert F. Shuford Jr.
	Title:	Chairman of the Board, President & Chief Executive Officer

Date: July 2, 2025